EX-99.10a

                          Independent Auditors' Consent
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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-5529 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our report dated February 1, 1996 on the financial statements of
Ameritas Life Insurance Corp. appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the related reference to us under the heading "Experts."

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Lincoln, Nebraska
November 19, 1996